AMENDMENT NO. 1
TO
SUBSIDIARY GUARANTY

THIS AMENDMENT NO. 1 to the Subsidiary Guaranty (the “Amendment”) is entered into effective as of July 14, 2005, by and among Axeda Systems Operating Company, Inc., a Massachusetts corporation (“ASOC”), Axeda IP, Inc., a Nevada corporation (the “Subsidiary”), and JMI Equity Fund V, L.P., a Delaware limited partnership, and JMI Equity Fund V (AI), L.P., a Delaware limited partnership (collectively, the “Purchasers”).

WHEREAS, ASOC executed, in favor of the Purchasers, that certain Subsidiary Guaranty, dated as of July 8, 2005 (the “Subsidiary Guaranty”).

WHEREAS, ASOC, the Subsidiary and the Purchasers desire, to amend the provisions of the Subsidiary Guaranty to include the Subsidiary as a “Guarantor” under the Subsidiary Guaranty.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions of the Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Additional Guarantor. The Subsidiary Guaranty is hereby amended to include the Subsidiary as a “Guarantor” for all purposes under the Subsidiary Guaranty effective as of July 8, 2005, and the Subsidiary hereby consents and agrees to become a party to the Subsidiary Guaranty as a “Guarantor” and agrees to be bound by, and subject to, all of the obligations and liabilities thereunder.

2. Amendment of Subsidiary Guaranty. This Amendment hereby amends the Subsidiary Guaranty. Except as explicitly provided in this Amendment, the Subsidiary Guaranty will remain unchanged and in full force and effect. The term “Guaranty” as used in the Subsidiary Guaranty and all other instruments and agreements executed thereunder shall for all purposes refer to the Subsidiary Guaranty as amended by this Amendment.

3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Subsidiary Guaranty.

5. Continued Effect; Conflict of Terms. Each of the parties hereto hereby confirms that the Subsidiary Guaranty, except as expressly amended by this Amendment, remains in full force and effect. To the extent there is any conflict between the terms of the Subsidiary Guaranty and this Amendment, the terms of this Amendment shall take precedence.

6. Governing Law. This Amendment shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

AXEDA SYSTEMS OPERATING COMPANY, INC.

By:	/s/ Dale Calder
Name: Dale Calder
Title: President

AXEDA IP, INC.

By:	/s/ Dale Calder
Dale Calder
Title: President

JMI EQUITY FUND V, L.P. By: JMI Associates V, L.L.C. its General Partner

By:	/s/ Bradford D. Woloson
Bradford D. Woloson
Managing Member

JMI EQUITY FUND V (AI), L.P. By: JMI Associates V, L.L.C. its General Partner

By:	/s/ Bradford D. Woloson
Bradford D. Woloson
Managing Member